Debt Conversion Agreement

This Debt Conversion Agreement (this “Agreement”), dated as of June 26, 2011, is being entered into by and between Aoxing Pharmaceuticals, Inc., a Florida corporation (the “Company”), and holders of the Notes (as defined below) of the Company as set forth in Schedule A hereto (collectively, the “Holders”).

RECITALS

A.           On April 29, 2011, the Company and the Holders entered into certain promissory notes as set forth on Exhibit A hereto (collectively, the “Notes”).

B.            The Company and the Holders desire to exchange the Notes for common stock of the Company (“Common Stock”) on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

1.	EXCHANGE OF NOTES FOR COMMON STOCK.

(a)            Notes. Each Holder and the Company shall exchange the Notes, together with all accrued interest and penalties owed with respect thereto, for Common Stock.  The Holder will receive an amount of Common Stock set forth opposite its name on Exhibit A hereto.

(b)          Closing. The closing (the “Closing”) of the transactions contemplated in this Section 1 shall occur at the Company’s offices.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., local time, on July 15th, 2011

(c)           Delivery. On the Closing Date, (i) each Holder shall deliver the Notes to the Company and (ii) the Company shall exchange and deliver to the Holders, in exchange for the Notes, the Holder Common Stock set forth on Exhibit A, which Holder Common Stock shall be in all cases registered in the name of the Holder. Upon Closing, the Notes will be deemed cancelled and of no further force and effect, and the Holders shall have no rights and the Company shall have no further obligations thereunder.

2.	HOLDERS’ REPRESENTATIONS AND WARRANTIES.

Each Holder represents and warrants to the Company:

(a)           Organization; Authority. If the Holder is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. If the Holder is a natural person, he has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out his obligations hereunder.

(b)           No Public Sale or Distribution. The Holder is acquiring the Holder Common Stock for its own account and not with a view towards, or for resale.

(c)           Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d)           Reliance on Exemptions. The Holder understands that the Holder Common Stock is being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Holder Common Stock.

(e)           Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Holder Common Stock which have been requested by the Holder.  The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Holder understands that its acquisition of the Holder Common Stock involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Holder Common Stock.

(f)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Holders that:

(a)           Organization; Authority. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was formed.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors.

(b)           Issuance of Holder Common Shares. The issuance of the Holder Common Stock has been duly authorized and, upon issuance in accordance with the terms of this Agreement, the Holder Common Stock shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.

4.	LEGEND

(a)           Legends. Each Holder understands that the certificates representing the Common Stock shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH COMMON STOCK MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

5.	REGISTRATION RIGHTS.

If, at any time prior to two (2) years following the closing of the transactions contemplated under this Agreement as set forth in Section 1 hereof, there is not an effective registration statement covering all of the shares of Common Stock issuable to the Holders hereunder (the “Shares”) and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company's stock option or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Shares such Holder requests to be registered; provided, however, that the Company shall not be required to register any Shares pursuant to this Section that are eligible for resale pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective registration statement.  Notwithstanding anything to the contrary, if and to the extent the Company files a registration statement in connection with a firm underwritten public offering, if the managing underwriter of such offering determines that marketing factors require a limitation on the number of shares to be included in such registration, then the Company shall be required to include in such registration statement, to the extent of the amount of securities that the managing underwriters or the lead investor, as the case may be, advise may be sold, (a) first, the securities of the Company and (b) second, the Shares, of the holders, on a pro rata basis, requesting registration and whose shares the Company is obligated by contract to include in the registration statement; provided, further, however, to the extent that all of such Shares are not included in the initial registration statement, the Holder shall have the right to request the inclusion of such Shares in subsequent registration statements until all such Shares have been registered in accordance with the terms hereof.

6.	MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. The parties hereby agree that they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)           Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)           Entire Agreement; Amendments. This Agreement and the exhibit attached hereto supersede all other prior oral or written agreements between the Holders, the Company, their affiliates and Persons acting on their behalf with respect to the matters contained herein, including all agreements the Holders have entered into with the Company or any of its subsidiaries prior to the date hereof, and this Agreement and exhibit attached hereto contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Holders makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Holders, provided that any party may give a waiver in writing as to itself.

(e)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(f)           Survival. The representations, warranties, agreements and covenants shall survive the Closing but only for a period of twelve (12) months following the Closing and thereafter shall expire and have no further force and effect.

(g)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h)           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

 [signature pages follow]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

AOXING PHARMACEUTICALS, INC.

By: /s/ Bob Ai
Name: ____Bob Ai
Title: Chief Financial Officer_____

IN WITNESS WHEREOF, the Holders and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDERS:

Zhenjiang Yue

Name: __________________
Title:  __________________

Huagai Guo

Name: __________________

Yanshi Wei

Name: __________________

Name: __________________

Zengzhi Yang

Name: __________________

Zangni Yue

Name: __________________

Exhibit A
Holder	$ Total Amount(1)	Issue Date	Holder Common Stock to be Received in Exchange (2)

Zhenjiang Yue	$2,165,875.09	4/29/2011	802,176
Huagai Guo	2,270,816.89	4/29/2011	841,043
Yanshi Wei	1,050,625.73	4/29/2011	389,121
Meiran Han	456,496.55	4/29/2011	169,073
Zengzhi Yang	94,976.46	4/29/2011	35,176
Zangni Yue	528,409.06	4/29/2011	195,707

Total:	$6,567,199.78		2,432,296

(1)	Calculated based on 6.4639 RMB/USD exchange rate which represents the average RMB/USD exchange rate published by the Bank of China on June 22, 2011.
(2)           Determined based upon $2.70 per share of common stock.